EXHIBIT 24

JOINT FILING AGREEMENT AND POWER OF ATTORNEY

The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) relating to the common stock of VIA NET.WORKS, Inc. is being filed jointly on behalf of each of them with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.  The undersigned hereby further authorize and appoint Maurice Woolf as attorney in fact and agent of the undersigned, to execute such Schedule 13D and any amendments thereto as may be required to be filed as a result of the undersigned direct or indirect beneficial ownership of shares of common stock of VIA NET.WORK, Inc.  This Agreement may be executed in any number of counterparts all of which when taken together shall be deemed one and the same instrument.

September 6, 2005

MAWLAW 660 LIMITED

	By:	/s/ Maurice Woolf
Name: Maurice Woolf
Title: General Counsel

INTEROUTE COMMUNICATIONS HOLDINGS SA

	By:	/s/ Maurice Woolf
Name: Maurice Woolf
Title: General Counsel

BROAD BMEDIA INVESTMENTS AG

	By:	/s/ Gabriel Prêtre
Name: Gabriel Prêtre
Title: President

SANDOZ FAMILY FOUNDATION

	By:	/s/ Olivier Verrey
Name: Olivier Verrey
Title: Trustee/Executive Committee Member